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                                                                   EXHIBIT 10.16


                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "AGREEMENT") is made as of June 19, 1998, by and among EVI Weatherford, Inc., a Delaware corporation ("EVI"), Pridecomex Holding, S.A. de C.V., a Mexican corporation and subsidiary of EVI ("BUYER"), Tubos de Acero de Mexico S.A., a Mexican corporation ("TAMSA") and Tamsider S.A. de C.V., a Mexican corporation ("SELLER").

                                    RECITALS

         WHEREAS, Seller owns twenty-three million thirteen thousand six hundred and fifty-three (23,013,653) shares (the "SHARES") of common stock of TF de Mexico, S.A. de C.V. (the "COMPANY"), which Shares constitute 92.05% of all of the issued and outstanding shares of the capital stock of the Company;

         WHEREAS, an affiliate of Buyer has leased and operated since October 1, 1993, the manufacturing assets of the Company; and

         WHEREAS, Seller desires to sell, and Buyer desires to purchase the Shares for the consideration and on the terms set forth in this Agreement.

         The parties, intending to be legally bound, agree as follows:

                             ARTICLE 1. DEFINITIONS

         Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in Schedule 1 hereto.

                 ARTICLE 2. SALE AND TRANSFER OF SHARES; CLOSING

SECTION 2.1 SHARES

         Subject to the terms and conditions of this Agreement, at the Closing, Seller shall sell and transfer the Shares, free and clear of all Encumbrances, to Buyer and shall sell and transfer the Minority Interest, free and clear of all Encumbrances, to a designee of Buyer, and Buyer shall purchase the Shares from Seller and shall cause a designee of Buyer to purchase the Minority Interest from Seller.

SECTION 2.2  PURCHASE PRICE; CANCELLATION OF INTERCOMPANY DEBT

         (a) The aggregate purchase price (the "PURCHASE PRICE") for the Shares and the Minority Interest shall be $48,450,000 United States Dollars, which shall be payable by Buyer in cash at the Closing by wire transfer to Seller's bank account to be indicated in writing to Buyer not later than the third Business Day prior to the Closing Date. The Purchase Price for the Shares and the Minority Interest shall be allocated between the Shares and Minority Interest by Buyer, which shall be reasonably acceptable to Seller.


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         (b) On the Closing Date, Buyer shall pay or cause the payment to Tamsa of the Intercompany Debt by wire transfer to Tamsa's bank account to be indicated in writing by Seller to Buyer not later than the third Business Day prior to the Closing Date.

SECTION 2.3  CLOSING

         The closing of the Contemplated Transactions provided for in this Agreement (the "CLOSING") will take place at the offices of Seller at Campos Eliseos 400 17th Floor, Mexico City, at 10:00 a.m. (Mexico City time) on the date that is ten Business Days following the day on which the parties have been notified of the Clearances. Subject to the provisions of Article 9, failure to consummate the Contemplated Transactions provided for in this Agreement on the date and time and at the place determined pursuant to this Section will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

SECTION 2.4 CLOSING OBLIGATIONS

         At the Closing:

         (a)      Seller will deliver to Buyer:

                  (i) certificates representing the Shares duly endorsed to Buyer for transfer or accompanied by duly executed powers assigning the Shares to Buyer;

                  (ii) a letter signed by an attorney-in-fact of Seller addressed to Company informing that the Shares have been transferred to Buyer and requesting that any required registration be made to acknowledge such transfer;

                  (iii) the Officer's Certificates required by Section 7.8;

                  (iv) certificates representing the Minority Interest duly endorsed to Buyer for transfer or accompanied by duly executed powers assigning the Shares to Buyer;

                  (v) evidence of the termination of the Management Services Agreement and waiver of any rights by both parties under such agreement;

                  (vi) an opinion of Seller's counsel in the form attached hereto as Schedule 7.7;

                  (vii) any resignations requested by Buyer, effective as of the Closing Date, of the directors and officers of the Companies and revocations of powers of attorneys from the Companies;

                  (viii) evidence satisfactory to the Buyer of the cancellation of the Intercompany Debt; and


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                  (ix) possession of all corporate, business and accounting
records of the Companies.

         (b)      Buyer will deliver to Seller:

                  (i) evidence of the wire transfers effected pursuant to Sections 2.2(a) and 2.2(b);

                  (ii)     the Officer's Certificates required by Section 8.5;
and

                  (iii) an opinion of Buyer's counsel in the form attached hereto as Schedule 8.4.

                    ARTICLE 3. REPRESENTATIONS AND WARRANTIES
                                    OF SELLER

         Seller represents and warrants to Buyer as follows:

SECTION 3.1  ORGANIZATION AND GOOD STANDING

         (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of their jurisdiction of incorporation, and has all requisite corporate power and authority to conduct its business as currently conducted and to own, operate and lease the assets and properties it now owns, operates or holds under lease. During the past seven years the Companies have not done business in any foreign jurisdiction which would have required them to be licensed in such jurisdiction.

         (b) Seller has previously delivered to EVI and Buyer true and correct copies of the Organizational Documents of each of the Companies as in effect on the date hereof. The minute books of each of the Companies previously made available to EVI and Buyer are complete since September 1993 and accurately reflect all action taken since that date prior to the date of this Agreement by its board of directors and shareholders, in their capacities as such. Seller has also made available to EVI and Buyer all other books and corporate records relating to the Companies to which Seller is aware.


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SECTION 3.2  AUTHORITY

         Each of Seller and Tamsa has full power and authority to execute and deliver this Agreement and, subject to the Clearances being obtained, to perform its obligations hereunder. Seller's and Tamsa's attorneys-in-fact are duly empowered to execute this Agreement and endorse the Shares. The execution and delivery of this Agreement by each of Seller and Tamsa and the performance of its obligations hereunder have been duly authorized by all necessary corporate action on its part and no further authorization on the part of Seller and Tamsa is necessary to authorize the execution and delivery by Seller and Tamsa of, and the performance of its obligations under, this Agreement. This Agreement has been duly executed and delivered by each of Seller and Tamsa and, subject to the Clearances being obtained, constitutes a legal, valid and binding obligation of each of Seller and Tamsa, enforceable against it in accordance with its terms, except as such enforceability may be limited by or subject to (a) any bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally and (b) general principles of equity (regardless or whether such enforceability is considered in a proceeding in equity not law).

SECTION 3.3  NO VIOLATION OR CONFLICT; CONSENTS

         (a) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

             (i) contravene, conflict with or result in a violation of (A) any provision of the Organizational Documents of Seller or the Companies or (B) any resolution adopted by the board of directors or the shareholders of Seller or the Companies;

             (ii) subject to the Clearances, contravene, conflict with or result in a violation of, or give any Mexican Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Mexican Legal Requirement or any Mexican Order to which the Companies or Seller, or any of the assets owned or used by any of the Companies, may be subject;

             (iii) subject to the Clearances, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Mexican Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Mexican governmental authorization that is held by the Companies or that otherwise relates to the business of, or any of the assets owned or used by, any of the Companies;

             (iv) result in the imposition or creation of any Encumbrance upon or with respect to the Shares, the Minority Interest or any of the assets owned or used by the Companies;

             (v) other than the Clearances, require the consent, approval, clearance, waiver, order or authorization of any Person or Governmental Body;


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             (vi) conflict with or violate any permit, concession, grant, franchise, statute, law, rule or Legal Requirement of any Governmental Body or any Mexican Order of any Governmental Body; or

             (vii) conflict with, or result in any breach of, or default or loss of any right under (or an event or circumstances that, with notice or the lapse of time, or both, may result in a default), or cause or permit the acceleration prior to maturity of any amounts owing under, any Contract or indenture, mortgage, deed or trust, lease, or other agreement to which either of the Companies is a party or to which the Shares, the Minority Interest or any of their respective assets are subject;

except for violations or conflicts with respect to the matters specified in clause (iii) that would not, individually or in the aggregate, have a material adverse effect on the business, operations, properties, assets, or condition of the Companies (the "COMPANY CONDITION").

         (b) The execution, delivery and performance of this Agreement by Seller will not result in the loss of any license, franchise or permit possessed by either of the Companies or give a right of acceleration or termination to any party to any Contract or other agreement or instrument to which either of the Companies is a party or by which any of their respective assets are bound, or the loss of any right or benefit under such agreement or instrument, except where the loss of such license, franchise or permit, or the acceleration or termination of, or the loss of any right or benefit under, such agreement or instrument would not, individually or in the aggregate, have a material adverse effect on the Company Condition.

SECTION 3.4  CAPITALIZATION

         (a) The authorized equity securities of the Company consist of twenty five million (25,000,000) shares of common stock, of which twenty five million (25,000,000) shares are issued and outstanding of which 23,013,653 are owned beneficially and of record by Seller. All of the outstanding shares of the Company have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights of any Person. Seller is and will be on the Closing Date the record and beneficial owner and holder of the Shares, free and clear of all Encumbrances. Upon the purchase of the Shares as contemplated by this Agreement, buyer shall obtain good, valid and marketable title to the Shares free and clear of all Encumbrances. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating Seller or the Company
(a) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the equity securities of the Company or any securities or obligations convertible into or exchangeable for such shares or (b) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding.

         (b) The authorized equity securities of the Subsidiary consist of ninety five thousand (95,000) shares of common stock, of which ninety five thousand (95,000) shares are issued and outstanding. All of the outstanding shares of the Subsidiary have been duly authorized and validly


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issued and are fully paid and nonassessable and were not issued in violation of any preemptive rights of any Person. The Company is and will be on the Closing Date the record and beneficial owner and holder of ninety four thousand nine hundred and sixty (94,960) shares of the Subsidiary, free and clear of all Encumbrances. The Seller is and will be on the Closing Date the record and beneficial owner and holder of the Minority Interest, free and clear of all Encumbrances. Upon the purchase of the Minority Interest as contemplated by this Agreement, Buyer shall obtain good, valid and marketable title to the Minority Interest free and clear of all Encumbrances. There are no outstanding options, warrants, convertible securities, calls, rights, commitments, preemptive rights, agreements, arrangements or understandings of any character obligating the Company, the Subsidiary or any Affiliate of the Company (a) to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the equity securities of the Subsidiary or any securities or obligations convertible into or exchangeable for such shares or (b) to grant, extend or enter into any such option, warrant, convertible security, call, right, commitment, preemptive right, agreement, arrangement or understanding. Prior to the Closing, the sole administrator and the shareholders of Subsidiary shall have ratified all transfers of shares of common stock of Subsidiary that may have occurred over the past five years.

SECTION 3.5  FINANCIAL STATEMENTS

         Seller has previously delivered to Buyer true and correct copies of the audited balance sheet of the Company at December 31, 1997 and the related statements of income and retained earnings of the Company for the year ended December 31, 1997 (collectively the "FINANCIAL STATEMENT"), together with the report thereon of Price Waterhouse, independent certified public accountants. The Financial Statements and notes thereto fairly present the financial position of the Company at the respective dates thereof and the results of operations, and have been prepared in accordance with GAAP consistently applied. As of December 31, 1997, neither of the Companies had any liability of any kind or manner either direct, accrued, absolute or otherwise, which was required to be disclosed by GAAP and which was not reflected or disclosed in the Financial Statement. Since December 31, 1997, there has been no changes in the Companies' method of accounting for Tax purposes or other purposes.


SECTION 3.6  BOOKS AND RECORDS

         The books of account, minute books, stock record books, capital variation books and other records of the Companies, all of which have been made available to Buyer, are complete and correct since 1993 and have been maintained since such date in accordance with business practices current in the United Mexican States. The minute books of the Companies contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders and the boards of directors of each of the Companies since 1993. At the Closing, all of such books and records will be in the possession of the Companies and delivered to Buyer.


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SECTION 3.7  TITLE TO PROPERTIES

         (a) The Companies have good and marketable title to, or valid and subsisting leasehold interest in, all of the personal property which is material to the Company Condition, free and clear of all Encumbrances.

         (b) Each parcel of real estate, including all improvements thereon, owned by the Companies, including the real property described on Schedule 3.7, of which the Company has good and marketable title, is free and clear of any Encumbrances and is neither subject to any Order or to be sold nor is being condemned, expropriated or otherwise taken by any Governmental Body with or without payment of compensation therefor, nor has any such condemnation, expropriation or taking been proposed.

SECTION 3.8  NO UNDISCLOSED LIABILITIES

         Neither of the Companies has any liabilities or obligations of any nature whatsoever (whether known or unknown and whether absolute, accrued, contingent, or otherwise) and no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability except for (i) liabilities reflected in the Financial Statements, (ii) current liabilities incurred in the Ordinary Course of Business since the respective dates thereof, (iii) liabilities arising from Mexican Legal Requirements regarding the matters excluded from Seller's representations and warranties by
Section 3.16, and (iv) liabilities arising in connection with or as a result of the use or operation of the assets of the Company by Grant Prideco, S.A. de C.V.

SECTION 3.9  MEXICAN TAXES

         (a) All Tax Returns that are required to be filed on or before the date of Closing for, by, on behalf of or with respect to the Companies have been timely filed with the appropriate foreign, federal, state and local authorities and all Taxes shown to be due and payable on such Tax Returns or related to such Tax Returns have been timely paid in full.

         (b) All such Tax Returns and the information and data contained therein have been properly and accurately complied and completed, fairly present in all material respects the information purported to be shown therein, and reflect all material liabilities for Taxes for the periods covered by such Tax Returns.

         (c) None of such Tax Returns are now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against Seller (to the extent either of the Companies would be liable) or either of the Companies or their respective properties, or with respect to any such Tax Return, or any suits or other actions, proceedings, investigations or claims now pending or threatened against Seller or either of the Companies or their respective properties with respect to any Tax, or any matters under discussion with a foreign, federal, state or local authority relating to any Tax, or any claims for any additional Tax asserted by any such authority.


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         (d) All Taxes due and required to be paid by the Companies or assessed and due and required to be paid by the Companies have been timely paid in full.

         (e) All withholding Tax and Tax deposit requirements imposed on the Companies or any of their respective properties for any and all periods prior to and including the date hereof have, and to and including the Closing will have been timely satisfied.

         (f) The Companies have each made adequate provision for the payment in full of any and all unpaid Taxes for any and all periods or portions thereof ending on or before the date of the Closing.

SECTION 3.10  NO MATERIAL ADVERSE CHANGE

         Since December 31, 1997, there has not been (a) any material adverse change in the Company Condition and no event or condition has occurred or exists that would result in such a material adverse change including (b) any Damage, destruction or loss that has or would have a material adverse affect on the Company Condition, (c) any change in accounting methods, principles or practices by the Companies materially affecting the Company's assets, liabilities or business, except insofar as may have been required by a change in GAAP, or (d) any agreement entered into outside of the Ordinary Course of Business, in writing or otherwise, in each case except as set forth in Schedule 3.10 hereto.

SECTION 3.11  COMPLIANCE WITH MEXICAN LEGAL REQUIREMENTS

         (a) The Companies possess all required, necessary or applicable permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Bodies which are in general necessary for any corporation in Mexico, irrespective of the kind of business in which it engages, to carry on their businesses. All applications with respect to such permits, licenses, variances, exemptions, orders, franchises and approvals were complete and correct in all material respects when made and Seller knows of no reason why any of such permits, licenses, variances, exemptions, orders, franchises and approvals would be subject to cancellation. None of the Companies has violated or failed to comply with any Mexican Legal Requirement or Order of any Governmental Body applicable to the Companies or their respective business, assets or operations, which violation or failure to comply would have a material adverse effect.

         (b) Except as disclosed in Schedule 3.11, the Companies have not received, at any time since January 1, 1995, any notice or other communication from any Governmental Body or any other Person regarding (i) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (ii) any actual, alleged, possible, or potential obligation on the part of the Companies to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, which, violation, failure or obligation would have a material adverse effect.


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SECTION 3.12  LEGAL PROCEEDINGS

         (a) There is no pending (of which the Companies or Seller, as the case may be, have received formal communication or notice) or, to the Best Knowledge of Seller, threatened Proceedings:

                  (i) that has been commenced by or against either Seller or the Companies, or any officer, director, shareholder or Affiliate thereof, or that otherwise relates to or may materially affect the business of, or any of the assets owned or used by, the Companies; or

                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

                  To the Best Knowledge of Seller, and subject to Section 3.16 no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

         (b) Except for the anti-dumping order relating to oil country tubular goods for Mexico, case number A-201-817, issued by the United States Department of Commerce on August 11, 1995:

                  (i) there is no Mexican or US Order to which the Companies, or any of the assets owned or used by any of the Companies, is subject; and

                  (ii) Seller is not subject to any Mexican or US Order that relates to the business of, or any of the assets owned or used by, any of the Companies;

which Order would have a material adverse effect on the Company Condition.

SECTION 3.13  ABSENCE OF CERTAIN CHANGES AND EVENTS

         Except as set forth in Schedule 3.13 and for any changes of a general nature that may have affected the business of the Companies (including the condition of the financial markets and of the oil and gas industry), since the date of the Financial Statement there has not been any:

         (a) change in any of the Companies' authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Companies; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Companies of any shares of any such capital stock; or declaration, setting aside or payment of any dividend or other distribution or payment in respect of shares of capital stock;

         (b) amendment to the Organizational Documents of the Companies; or

         (c) granting by Seller or either of the Companies to any executive officer of either of the Companies of any increase in compensation, granting by Seller or either of the Companies to any such executive officer of either of the Companies of any increase in severance or termination pay,


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or entry by Seller or either of the Companies of any increase in severance or termination pay, or entry by Seller or either of the Companies into any employment, severance or termination agreement with any such executive officer.

SECTION 3.14  CONTRACTS; EMPLOYEES

         (a) The Companies are not parties to , and neither of them or their respective properties are subject to, any Contracts other than (i) the Lease Agreement, (ii) the Contrato de Maquila between the Company and Grant TF de Mexico, S.A. de C.V. entered into on September 30, 1993, as amended, and (iii) the Management Services Agreement which shall be terminated on the Closing Date.

         (b) Except for the Manufacture Agreement which is being entered into concurrent with this Agreement, Seller (and any Affiliate of Seller) does not have nor may acquire any rights under, and Seller does not have nor may become subject to any obligation or liability under, any contract that relates to the business of, or any of the assets owned or used by, the Companies.

         (c) Neither of the Companies has any outstanding indebtedness other than the Intercompany Debt.

         (d) Since September 30, 1993, the Company has not had any employees and Subsidiary has never had any employees.

SECTION 3.15  BROKERS OR FINDERS

         No banker, broker or finder whose fees and expenses are being paid by Seller or the Companies has acted directly or indirectly for Seller or any Affiliate or Seller in connection with this Agreement or the Contemplated Transactions. No other banker, broker, finder or other Person is entitled to any broker or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of Seller or any Affiliate of Seller.

SECTION 3.16  SOLE REPRESENTATIONS

         Seller does not make any representation nor give any warranty other than those expressly made and given in this Article 3. Without limiting the generality of the foregoing, Seller does not make any representation nor give any warranty in relation to (i) the condition of the assets owned or leased by the Companies, (ii) the extent to which the Companies have complied with any applicable environmental, zoning, labor and health and safety regulations since September 1, 1993, (iii) the compliance with Legal Requirements regarding labor matters since September 1, 1993, and (iv) any insurance matters. Buyer has not relied on any representations or warranties other than those expressly made and given in this Agreement.


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         ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller as follows:

SECTION 4.1  ORGANIZATION AND GOOD STANDING

         Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use.

SECTION 4.2  AUTHORITY; NO CONFLICT

         (a) The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the Contemplated Transactions have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditor's rights generally and (b) is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (b) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

             (i)      any provision of Buyer's Organizational Documents;

             (ii) any resolution adopted by the board of directors or the stockholders of Buyer;

             (iii) any US Legal Requirement or US Order to which Buyer may be subject; or

             (iv) any Contract to which Buyer is a party or by which Buyer may be bound;

             Except for the Clearances, Buyer is not and will not be required to obtain any consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

SECTION 4.3  CERTAIN PROCEEDINGS

         There is no pending Proceeding that has been commenced, or to the Best Knowledge of Buyer, threatened against Buyer that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.


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SECTION 4.4  BROKERS OR FINDERS

         No banker, broker, finder or other Person is entitled to any brokerage or finder's fee or other commission in respect of this Agreement or the Contemplated Transactions based in any way on agreements, arrangements or understandings made by or on behalf of Buyer or any Affiliate of Buyer.


              ARTICLE 5. COVENANTS OF SELLER PRIOR TO CLOSING DATE

SECTION 5.1  ACCESS AND INVESTIGATION

         Between the date of this Agreement and the Closing Date, Seller will, and will cause the Companies and its Representatives to, (a) afford Buyer and its Representatives full and free access to the Companies' personnel, properties, contracts, books and corporate records, and other documents and data, (b) furnish Buyer and its Representatives with copies of all such contracts, books and corporate records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and its Representatives with such additional financial, operating, and other data and information as Buyer may reasonably request.

SECTION 5.2  OPERATION OF THE BUSINESSES OF THE COMPANY

         (a) Between the date of this Agreement and the Closing Date, Seller will, and will cause the Company to, perform its obligations under the Lease Agreement.

         (b) Seller covenants and agrees that, from the date of this Agreement until the Closing, unless Buyer shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

             (i) the Companies shall not directly or indirectly do any of the following: (A) issue, sell, pledge, dispose of or encumber any capital stock of the Companies; (B) split, combine, or reclassify any outstanding capital stock, or declare, set aside, or pay any dividend payable in cash, stock, property, or otherwise with respect to its capital stock whether now or hereafter outstanding; (C) redeem, purchase or acquire or offer to acquire any of its capital stock except as may be required to cancel the registration of the Company with the Mexican Stock Exchange; (D) acquire, agree to acquire or make any offer to acquire for cash or other consideration, any equity interest in or assets of any corporation, partnership, joint venture, or other entity in an amount greater than $10,000; or (E) enter into any contract, agreement, commitment, or arrangement with respect to any of the matters set forth in this
Section 5.2(b)(i);

             (ii) Seller shall not transfer, dispose or otherwise convey any of the Shares held by it or grant or permit there to exist any Encumbrance on the Shares;

             (iii) Tamsa, an Affiliate of the Company, shall not transfer, dispose or otherwise convey


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any of the Minority Interest held by it or grant or permit there to exist any
Encumbrance on the Minority Interest;

                  (iv)  the Companies shall not enter into any Contract;

                  (v) except pursuant to the Lease Agreement, the Companies shall not sell, lease, mortgage, pledge, grant a Lien on or otherwise encumber or otherwise dispose of any of their properties or assets;

                  (vi) the Companies shall not, directly or indirectly, incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Companies, guarantee any debt securities of another Person, or make or permit to remain outstanding any loan (other than the Intercompany Debt), advances or capital contributions to, or investments in, any other Person, other than to the Subsidiary; or

                  (vii) the Company shall not change any accounting principle used by it.

SECTION 5.3  NEGATIVE COVENANT

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Seller will not, and will cause the Companies not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.13 is likely to occur, Seller will additionally cause the Companies to refrain from undertaking any commitment without the prior written approval of Buyer.

SECTION 5.4  COOPERATION

         Seller will cooperate with Buyer in the preparation of any documents and filings necessary to obtain the Clearances.

SECTION 5.5  NOTIFICATION

         Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller or the Companies become aware of any fact or condition that causes or constitutes a Breach of Seller's representations and warranties as of the date of this Agreement, or if Seller or the Companies become aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representations or warranties had such representations or warranties been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the schedules of this Agreement if any such schedule were dated the date of the occurrence or discovery of any such fact or condition, Seller will promptly deliver to Buyer a supplement to the relevant schedule specifying such change.

SECTION 5.6  BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in ARTICLE 7 that are within its control to be satisfied.

               ARTICLE 6. COVENANTS OF BUYER PRIOR TO CLOSING DATE

SECTION 6.1  APPROVALS OF GOVERNMENTAL BODIES

         As promptly as practicable after the date of this Agreement, Buyer will make all filings required by Legal Requirements to be made by it to consummate the Contemplated Transactions (including all filings necessary to obtain the Clearances). Seller shall fully cooperate with Buyer in the preparation of all necessary documents related to such filings.

SECTION 6.2  NOTIFICATION

         Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representations or warranties had such representations or warranties been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the schedules of this Agreement if any such schedule were dated the date of the occurrence or discovery of any such fact or condition, Buyer will promptly deliver to Seller a supplement to the relevant schedule specifying such change.

SECTION 6.3  BEST EFFORTS

         Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in ARTICLE 8 that are within its control to be satisfied.

             ARTICLE 7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

         Buyer's obligations to consummate the Contemplated Transactions and to take the other actions required to be taken by it under this Agreement at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in writing, in whole or in part):

SECTION 7.1  ACCURACY OF REPRESENTATIONS

         Seller's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the schedules.

SECTION 7.2  SELLER'S PERFORMANCE

         The covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with in all material respects.

SECTION 7.3  CLEARANCES

         The Clearances must have been obtained and must be in full force and effect and no Order shall exist that prevents the performance of the Manufacture Agreement, the Seamless Pipe Supply Agreement and the Master Technology Agreement in a manner adverse to Buyer, EVI or its Affiliates.

SECTION 7.4  NO PROCEEDINGS

         Since the date of this Agreement, there must not have been commenced or threatened against Seller or the Companies, or against any Affiliate of Seller, any Order or Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

SECTION 7.5   NO CLAIM REGARDING STOCK OWNERSHIP SALE PROCEEDS

         There must not have been made or threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, or any Encumbrance on, any stock of, or any other voting, equity, or ownership interest in, the Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares and the Minority Interest.

SECTION 7.6  TERMINATION OF MANAGEMENT SERVICES AGREEMENT

         The Management Services Agreement shall have been terminated and any rights by both parties under such agreement must have been waived. Written evidence of such termination and waiver shall be delivered by Seller to Buyer and EVI.

SECTION 7.7  OPINION OF COUNSEL

         EVI and Buyer shall have received an opinion of counsel to Seller and the Companies in substantially the form attached hereto as Schedule 7.7.

SECTION 7.8  OFFICER'S CERTIFICATE

         (a) EVI and Buyer shall have received from Seller and Tamsa a certificate of Seller and Tamsa, executed on behalf of each of Seller and Tamsa by the president or chief executive officer of Seller and Tamsa, as the case may be, as to compliance with each of the matters set forth in Section 7.1 through 7.6; and

         (b) EVI and Buyer shall have received from Seller a copy of the resolutions of the board of directors and, if necessary, shareholders of Seller and Subsidiary, certified by the Secretary of Seller and Subsidiary, approving this Agreement and the Contemplated Transactions.

         ARTICLE 8.  CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

         Seller's obligations to consummate the Contemplated Transactions and to take the other actions required to be taken by Seller under this Agreement at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller in writing, in whole or in part):

SECTION 8.1   ACCURACY OF REPRESENTATIONS

         Buyer's representations and warranties in this Agreement must have been accurate in all respects as of the date of this Agreement, and must be accurate in all respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the schedules.

SECTION 8.2  BUYER'S PERFORMANCE

         The covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, must have been duly performed and complied with in all material respects.

SECTION 8.3 CLEARANCES

         The Clearances must have been obtained and must be in full force and effect and no Order shall exist that prevents the performance of the Manufacture Agreement, the Seamless Pipe Supply Agreement dated as of the date hereof by and between Techint Engineering Company and Grant Prideco, Inc. and the Master Technology License Agreement dated as of the date hereof between Grant Prideco, Inc. and DST Distributors of Steel Tubes Limited.

SECTION 8.4  OPINION OF COUNSEL

         Seller shall have received an opinion of counsel to Buyer in substantially the form attached hereto as Schedule 8.4.

SECTION 8.5  OFFICER'S CERTIFICATES

         (a) Seller shall have received from EVI a certificate of EVI, executed on behalf of EVI by the president or chief financial officer of EVI, as to compliance with each of the matters set forth in Section 8.1 through 8.3.

         (b) Seller shall have received from Buyer a certificate of Buyer, executed on behalf of Buyer by the president or chief financial officer of Buyer, as to compliance with each of the matters set forth in Sections 8.1 through 8.3.

         (c) Seller shall have received from Buyer a copy of the resolutions of the board of directors of Buyer, certified by the Secretary of Buyer, approving this Agreement and the Contemplated Transactions.

                             ARTICLE 9. TERMINATION

SECTION 9.1  TERMINATION EVENTS

         This Agreement may, by written notice given prior to or at the Closing, be terminated:

         (a) by either Buyer or Seller, if a material Breach of any provision of this Agreement has been committed by the other party or has occurred and such Breach has not been waived;

         (b) (i) by Buyer if any of the conditions in Article 7 have not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Seller, if any of the conditions in Article 8 has not been satisfied as of the Closing Date or if satisfaction of any such condition is or becomes impossible (other than through the failure of Seller to comply with their obligations under this Agreement) and Seller has not waived such condition on or before the Closing Date;

         (c)  by mutual consent of Buyer and Seller; or

         (d) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before October 31, 1998, or such later date as the parties may agree upon.

SECTION 9.2  EFFECT OF TERMINATION

         Each party's right of termination under this Article 9 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to this Article, all obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                      ARTICLE 10. SURVIVAL; INDEMNIFICATION

SECTION 10.1  SURVIVAL

         All representations and warranties in this Agreement shall survive the Closing Date and shall remain in full force and effect until the last day of the eighteenth month following the Closing Date (except that (a) the representations and warranties set forth in Section 3.2, Section 3.4, Section 3.7, Section 3.11,
Section 3.12, Section 3.15 and Section 4.4 shall survive the Closing Date without limitation and (b) the representation and warranty set forth in Section
3.9 shall survive until the applicable statute of limitations term expires) (the period during which the representations and warranties shall survive being referred to herein with respect to such representations and warranties as the "SURVIVAL PERIOD"), and shall be effective with respect to any inaccuracy therein or breach thereof (and a claim for indemnification under this Article 10 hereof may be made thereon) if a written notice asserting the claim shall have been duly given in accordance with this Article 10 within the Survival Period with respect to such matter. All covenants and agreements contained herein shall survive without limitation; provided, however, that such survival shall not operate to expand the indemnification obligations set forth in this Article 10. Any claim for indemnification made during the Survival Period shall be valid and the representations and warranties relating thereto shall remain in effect for purposes of such indemnification notwithstanding such claim may not be resolved within the Survival Period. All representations, warranties and covenants and agreements made by the parties shall not be affected by any investigation heretofore or hereafter made by and on behalf of any of them and shall not be deemed merged into any instruments or agreements delivered in connection with this Agreement or otherwise in connection with the transactions contemplated hereby.

SECTION 10.2  INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLER

         (a) Except as otherwise limited by this Article 10, Seller agrees to indemnify, defend and hold Buyer and its successors and assigns harmless from and against and in respect of Damages actually suffered, incurred of realized by such party (collectively, "BUYER LOSSES"), arising out of or resulting from or relating to:

                  (i) any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by Seller in this Agreement, including the Schedules hereto; and

                  (ii) any claim by any Person with respect to (x) a matter involving the Companies that existed prior to 1993 that was not reflected in the books and records provided to Buyer or (y) the ownership of, or rights to purchase an interest in, either the Company or the Subsidiary to the extent such ownership is not disclosed in Section 3.4 or (z) any defect in the due organization of either the Company or the Subsidiary or any amendment to their Organizational Documents.

         (b) Notwithstanding the foregoing, Seller's maximum aggregate liability for Buyer Losses resulting from Seller's Breach of the representations and warranties made in this Agreement and for the indemnification obligation set forth in Section 10.3 shall not exceed 50% of the Purchase Price; provided, however, that there shall be no limit to Seller's liability for Buyer Losses resulting from Seller's Breach of the representations, warranties and covenants made in Section 3.2, Section 3.4, Section 3.7 and Section 3.9 of this Agreement.

SECTION 10.3  ENVIRONMENTAL MATTERS

         Seller shall indemnify and hold harmless Buyer against any Damage resulting from any Environmental Claim to the extent such Environmental Claim
(a) arises out of or is based upon the acts or omissions prior to September 1, 1993 and (b) relates to a condition in the assets or properties that were subject to the Lease Agreement that would have been regarded as a hidden defect at such date. In addition, Seller agrees to remediate and take such other action as may be necessary to cause the items of environmental concern in the southwestern portion of the site described and referred to in the memorandum dated June 18, 1998, from Eugenia Sangines' to Curtis Huff under the heading "History of Waste Disposal" to be fully addressed and cured so that the area identified, including both the surface and underground, and the Company and the Subsidiary will be in compliance with all applicable Legal Requirements with respect to the area and matters described therein and Seller shall be responsible for and indemnify and hold Buyer harmless against any liabilities or claims from third parties relating to such matters. For purposes of this Section, the term "Environmental Claim" shall mean a regulatory requirement from a Governmental Body or any allegation, notice of violation, claim, demand or Order by Governmental Body or any Person for bodily injury (including sickness, disease or death, whether chronic or acute), tangible or intangible property damage, damage to the environment, nuisance, pollution, contamination or other adverse effects on health or the environment, or for fines, penalties or restrictions, resulting from or based upon (i) the existence or release, or continuation of a release (including, without limitation, sudden or nonsudden, accidental or nonaccidental leaks or spills), of, or exposure to, any noxious or toxic substance, chemical, material, pollutant, noise or contaminant in, into or onto the environment (including, without limitation, the air, ground, water or any surface) at, in, or from any Company facility prior to September 1, 1993,
(ii) the health or environmental aspects of the transportation, storage, treatment or disposal of materials either on-site or off-site in connection with the operation of any Company facility prior to September 1, 1993; or (iii) the violation, or alleged violation, by any Company facility prior to September 1, 1993, of any statutes, ordinances, orders, rules, regulations, permits or licenses, whether Federal, State or Municipal laws of Ecological Equilibrium and Environmental Protection, its Regulations, as well as all suppletory and complementary legislation and related provisions, including other Legal Requirements, of or from any Governmental Body, agency or court in force prior to the date of the Lease Agreement. Buyer shall give notice to Seller prior to the Company or the Subsidiary taking any material action with respect to an environmental cleanup that would reasonably be expected to raise an Environmental Claim with respect to the property of the Company or Subsidiary for which the Seller would be liable hereunder and shall take reasonable efforts to agree with Seller on the terms of such action; provided, however, subject to the foregoing, neither the Company nor Subsidiary shall be prohibited from taking any action that may be required under any applicable Legal Requirement or from participating in a voluntary environmental audit procedure before the Mexican Environmental Protection Agency with the objective of obtaining a "Clean Industry Award" if the Company or the Subsidiary deem such action, after consultation with Seller, to be advisable.

SECTION 10.4  INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

         (a) Except as otherwise limited by this Article 10, Buyer agrees to indemnify, defend and hold Seller and its respective successors and assigns harmless from and against and in respect of Damages actually suffered, incurred or realized by such party (collectively, "SELLER LOSSES"), arising out of or resulting from or relating to any misrepresentation, breach of warranty or breach of any covenant or agreement made or undertaken by Buyer in this Agreement, including the Schedules hereto.

         (b) Notwithstanding the foregoing, Buyer's maximum aggregate liability for Buyer Losses resulting from a Breach of the representations and warranties by Buyer in this Agreement shall not exceed 50% of the Purchase Price; provided, however, that there shall be no limit to Buyer's liability for Seller Losses resulting a Breach of the representations warranties and covenants made by Buyer in Section 4.4 of this Agreement.

SECTION 10.5  LIMITATIONS ON AMOUNT--SELLER

         Seller will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.2(a) and 10.3 until the total of all Buyer's Losses exceeds $500,000, and then only for the amount by which such Buyer's Losses exceeds $500,000. However, this Section will not apply to any Breach of Seller representations and warranties under Section 3.2, Section 3.4,
Section 3.7 and Section 3.9 or the agreements or covenants contained in Section
11.1 and Seller will be liable for all Buyer's Losses with respect to such Breaches.

SECTION 10.6  LIMITATIONS ON AMOUNT--BUYER

         Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in Section 10.4 until the total of all Seller's Losses exceeds $500,000, and then only for the amount by which such Damages exceeds $500,000. However, this Section will not apply to any Breach of Buyer's representations and warranties under Section 4.2, and Buyer will be liable for all Seller's Losses with respect to such Breaches.

SECTION 10.7  AMOUNT OF DAMAGES

         The amount of any Damage for which indemnification is provided under this Article shall be net of any amounts recovered or recoverable by the indemnified party under insurance policies (except captive reinsurance or other such retention arrangements of such party) with respect to such Damage.

SECTION 10.8  PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

         (a) Promptly after receipt by an indemnified party under Sections 10.2,
10.3 or 10.4 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such sections, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

         (b) If any Proceeding referred to in the preceding clause (a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Article for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Mexican Legal Requirements or US Legal Requirements, as the case may be, or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten Business days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party. In the event of a third party claim that requires a legal response prior to such ten-day period, the indemnifying party shall be required to advise the indemnified party no later than two Business Days of its election to assume the defense, provided, however, such assumption shall not be deemed an acknowledgment of liability for the claim.

         (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) The parties hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against an aggrieved party for purposes of any claim that such party may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on the indemnifying party with respect to such a claim anywhere in the world.

SECTION 10.9  PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

SECTION 10.10  RELEASES

         As of the Closing, Seller does hereby for itself and its Affiliates remise, release, acquit and forever discharge the Company and the Subsidiary and their successors and assigns (collectively, the "COMPANY RELEASED PARTIES") of and from any and all claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, which Seller and its Affiliates now have, own or hold or have at any time previously had, owned or held against the Company Released Parties in respect of (i) any contract, agreement or obligation with Seller or its Affiliates that is not listed on Schedule 10.10 hereto (it being understood that those contracts, agreements and obligations listed on Schedule 10.10 hereto shall not be released) or (ii) any other obligation or liability, including without limitation all liabilities created as a result of the sole or contributory negligence, gross negligence and willful acts of any Company Released Party, existing as of the Closing or relating to any matter that occurred on or prior to the Closing; provided, however, that any claims, liabilities, debts or causes of action that may arise in the connection with the failure of any of the parties hereto to perform any of their obligations hereunder or under any other agreement relating to the transactions contemplated hereby or from any breaches by any of them of any representations or warranties herein or in connection with any of such other agreements shall not be released or discharged pursuant to this Agreement. Seller represents and warrants that it has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in this
Section 10.7. Seller covenants and agrees that it will not assign or transfer to any Person or entity whatsoever all or any part of the claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in this Section 10.7. The parties represent and warrant to each other that they have read and understand all of the provisions of this Agreement and that they have been represented or advised by legal counsel and other professional advisors in connection with the negotiation, execution and delivery of this Agreement.

                         ARTICLE 11. GENERAL PROVISIONS

SECTION 11.1  COVENANT NOT TO COMPETE

         As a material inducement to Buyer to purchase the Shares, effective as of the Closing Date and for a period of five years thereafter, and except as otherwise permitted by the Manufacture Agreement dated as of June 19, 1998 (the "Manufacture Agreement"), by and between Tubos de Acero de Mexico S.A., Grant Prideco, S.A. de C.V. and Grant Prideco, Inc., each of Seller and Tamsa shall not (and each of Seller and Tamsa shall cause each of its Affiliates, including Siderca S.A., to not) directly or indirectly, develop, produce, manufacture or fabricate Finished Drill Pipe or Connections (as each are defined in the Manufacture Agreement) or tool joints to be welded to Green Pipe (as defined in the Manufacture Agreement) in any geographic market in the world. Each of Seller and Tamsa acknowledges that a remedy at law for any breach or attempted breach of this Section 11.1 will be inadequate and further agrees that any breach of this Section 11.1 will result in irreparable harm to Buyer and Buyer shall, in addition to any other remedy that may be available to it, be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach. Each of Seller and Tamsa acknowledges that this covenant not to compete is being provided as an inducement to Buyer to purchase the Shares and that this Section 11.1 contains reasonable limitations as to time, geographical area and scope of activity to be restrained that do not impose a greater restraint than is necessary to protect the goodwill or other business interests of Buyer. Whenever possible, each provision of this Section
11.1 shall be interpreted in such a manner as to be effective and valid under applicable law but if any provision of this Section 11.1 shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Section 11.1. If any provision of this Section 11.1 shall, for any reason, be judged by any court of competent jurisdiction to be invalid or unenforceable, such judgment shall not affect, impair or invalidate the remainder of this Section 11.1 but shall be confined in its operation to the provision of this Section 11.1 directly involved in the controversy in which such judgment shall have been rendered. In the event that the provisions of this
Section 11.1 should ever be deemed to exceed the time or geographic limitations permitted by applicable laws, then such provision shall be reformed to the maximum time or geographic limitations permitted by applicable law. To the extent the provisions of this Section 11.1 are judged to be invalid or unenforceable in whole or in part, such invalidation or unenforceability shall not affect in any manner the remaining provisions of this Agreement nor give Buyer any right to seek reimbursement of any part of the Purchase Price nor indemnification from Seller of any Damages suffered as a result of such invalidation unless, in each case, such invalidation or determination of unenforceability is a result of a challenge to the provisions of this Section
11.1 by Seller, Tamsa or any of their Affiliates or arises in connection with an action taken by Buyer to enforce the provisions of this Section 11.1 against Seller, Tamsa or one or more of their Affiliates.

SECTION 11.2  RIGHT OF FIRST REFUSAL

         (a) (i) Buyer agrees that for so long as the Manufacture Agreement is in effect or for a period of 30 years from the date hereof in the event the Manufacture Agreement is terminated by Seller by reason of a breach of Buyer of the Manufacture Agreement, if Buyer or EVI shall elect to sell all of the stock or all the operating assets of the Company (the "Company Business") to any Person who is not an Affiliate of Buyer or if Buyer or EVI shall cause the Company to be merged or consolidated with any Person other than Buyer or an Affiliate of Buyer (each a "TF Proposed Disposition"), Buyer or EVI shall (or shall cause any Affiliate of Buyer to which the stock or the assets of the Company may have subsequently been transferred or conveyed, whether by asset transfer, stock transfer, merger or otherwise) offer to Seller the right to acquire the Company Business that is proposed to be sold on the same terms and conditions under which Buyer, EVI or their Affiliate proposes to make such TF Proposed Disposition.

             (ii) EVI agrees that for so long as the Manufacture Agreement is in effect or for a period of 30 years from the date hereof in the event the Manufacture Agreement is terminated by Seller by reason of a breach of Buyer of the Manufacture Agreement, if EVI shall elect to sell all of the stock or all the operating assets of Grant Prideco, Inc. ("Grant") (the "Grant Business") to any Person who is not an Affiliate of EVI or Grant or if EVI shall cause Grant Prideco, Inc. to be merged or consolidated with any Person other than EVI or Grant or an Affiliate of EVI or Grant (each a "Grant Proposed Disposition"), EVI shall (or shall cause any Affiliate of EVI to which the stock or the assets of Grant Prideco, Inc. may have subsequently been transferred or conveyed, whether by asset transfer, stock transfer, merger or otherwise, to) offer to Seller the right to acquire the Grant Business that is proposed to be sold on the same terms and conditions under which EVI or its Affiliate proposes to make such Grant Proposed Disposition.

         (b) In the event of any TF Proposed Disposition or Grant Proposed Disposition (each a "Proposed Disposition"), Buyer or EVI, as the case may be, shall provide to Seller, at least 45 days prior to the Proposed Disposition, (i) the general terms and conditions of the Proposed Disposition including the name of the proposed purchaser and (ii) the documentation required to be executed by Seller to purchase the Company Business or the Grant Business, as the case may be, that is subject to the Proposed Disposition, which documentation shall be the same as the documentation for the Proposed Disposition other than information relating to the parties and conditions relating to Seller's rights under this Agreement (the "Sale Documentation").

         (c) If Seller elects to acquire the Company Business or the Grant Business that is subject to the Proposed Disposition, Seller shall (i) notify Buyer or EVI, as the case may be, in writing of such election by executing and delivering to Buyer or EVI, as the case may be, the Sale Documentation (together with any funds to be provided therewith) no later than 30 days after receipt of such notice and (ii) subject to receipt of any necessary regulatory approvals on the part of Buyer or EVI, as the case may be, or any of its Affiliates, close the transaction within five days thereafter. Buyer or EVI, as the case may be, shall, subject to the execution of a confidentiality agreement that is substantially the same as that executed by the proposed purchaser, afford Seller during the aforementioned period of 30 days access to the books, records, facilities and personnel of the Company Business or the

Grant Business, as the case may be, in order to allow Seller to conduct the same due diligence afforded to the proposed purchaser.

         (d) The foregoing right of first refusal granted to Seller shall not apply to (i) any merger, consolidation, share exchange, combination, sale of stock or change in control of EVI, or any successors thereto, (ii) any transfer, sale, conveyance, merger, consolidation, share exchange or other business combination involving all or substantially all of EVI's assets or its successor's, (iii) any transfer, sale, merger or conveyance of the stock of EVI (or any successor thereto), (iv) any merger, consolidation or transfer of the stock or assets of Buyer or Grant to any Affiliate of Buyer or to any of Buyer's, EVI's or their Affiliates' current or future subsidiaries, (v) any manufacturing or operating changes effected by Buyer, Grant, EVI or their Affiliates after the Closing with respect to the Company, Company Business, Grant or Grant Business, respectively, as long as the Company, Company Business, Grant or Grant Business continues to be owned or operated by the Company, EVI or any of their Affiliates, (vi) any dividend or distribution of shares of Grant shares to the stockholders of EVI or any successor thereto, (vii) any public sale of shares of Grant (or any successor thereto), and (viii) a disposition of any business other than the drill pipe and tubular manufacturing and threading operations of the Grant or the Grant Business.

         (e) If a Proposed Disposition is to be effected in a manner that would involve the receipt by EVI, Buyer or any of its Affiliates of a security of another Person (a "Third Party Security"), Seller shall be required to deliver to EVI or Buyer, as the case may be, in lieu of the delivery of the Third Party Security, cash in an amount equal to the sum of (i) the fair market value of the Thirty Party Security to be received based on the opinion of an internationally recognized investment banking firm to be selected by EVI or Buyer and (ii) an amount sufficient to compensate EVI, Buyer or its Affiliate for any additional taxes that may be required to be paid by them by virtue of receiving cash in lieu of the Third Party Security with such amount to be determined and certified by EVI's outside independent auditors (which shall be an internationally recognized accounting firm).

         (f) The rights provided under this Section 11.2 shall be considered personal rights of Seller and may not, directly or indirectly, be transferred, assigned or otherwise conveyed by Seller by contract, operation of law or otherwise to any third party (other than an Affiliate of Seller and Tamsa for so long and only for so long as such party is an Affiliate of Seller or Tamsa) and any breach or attempted breach by Seller shall terminate any further obligations of Buyer and its Affiliates under this Section 11.2. To assure compliance with this provision, EVI shall have a right to reacquire the Grant Business or the Company Business, as the case may be, if at any time within two years following the purchase of the Grant Business or the Company Business by Buyer, Buyer proposes to sell or otherwise dispose of the Grant Business or the Company Business to a Person that is not an Affiliate of Buyer. The purchase price at which EVI shall be entitled to purchase the Grant Business or the Company Business shall be the same price at which the Grant Business or the Company Business was sold to Buyer, subject to any reductions in such price as a result of any dividends, distributions or other payments made or assets disposed of by Buyer subsequent to such purchase.

SECTION 11.3 GUARANTEE

         Tamsa hereby unconditionally and irrevocably guarantees to discharge, jointly and severally with Seller, without deduction, set-off, or counterclaim, other than those rights available to Seller under this Agreement, (i) all of Seller's obligations to Buyer arising from this Agreement and (ii) all costs and expenses incurred by Buyer in connection with the enforcement of this guarantee in whole or in part, including (without prejudice to the generality of the foregoing) the reasonable legal costs and disbursements relating thereto.

SECTION 11.4  EXPENSES

         Whether or not the Contemplated Transactions are consummated, other than as expressly provided for herein, each of the parties hereto shall pay the fees and expenses of its respective counsel, accountants and other experts, and all other expenses incurred by such party incident to the negotiation, preparation and execution of this Agreement and the consummation of the Contemplated Transactions.

SECTION 11.5  PUBLIC ANNOUNCEMENTS

         Subject to such disclosures as may be required by law or applicable regulation, any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the parties mutually agree considering their respective statutory obligations.

SECTION 11.6  CONFIDENTIALITY

         (a) Between the date of this Agreement and the Closing Date, Buyer and Seller will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Companies to maintain in confidence, any written, oral, or other information obtained in confidence from another party or the Companies in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by legal proceedings.

         (b) If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

SECTION 11.7  NOTICES

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

         if to Seller to:
                  Felix Todd Pinero
                  Edificio Parque Reforma
                  Campos Eliseos 400, piso 17
                  Colonia Chapultepec Polanco
                  (11560) Mexico D.F., Mexico
                  Facsimile: (525) 282-9966
                  Confirm: (525) 282-9912

         with copies to:
                  Cristian J. P. Mitrani
                  Leandro N. Alem 1067, piso 25
                  1001 Buenos Aires, Argentina
                  Facsimile: (541) 310-1045
                  Confirm: (541) 318-2389

         if to Buyer, to:
                  Grant Prideco, Inc. and EVI Weatherford, Inc.
                  5 Post Oak Park, Suite 1760
                  Houston, Texas 77027
                  Attention: Curtis W. Huff
                  Facsimile: (713) 297-8488
                  Confirm: (713) 297-8400

SECTION 11.8  DISPUTE RESOLUTION

         All disputes, controversies or claims arising out or in connection with this Agreement including any questions as to the existence, validity, termination, discharge, breach or enforceability of this Agreement and of this arbitration clause shall be finally settled by three arbitrators appointed in accordance with the arbitration rules of the International Chamber of Commerce in force at the date of the request for arbitration. For such purpose, Buyer and EVI shall be considered a single party and Seller and Tamsa shall be considered a single party. The arbitration shall be held in Houston, Texas. The arbitration proceedings shall be carried out in the English language. The award rendered in any arbitration commenced hereunder shall be final and conclusive and judgement thereon may be entered in any court having jurisdiction for its enforcement. Neither party shall appeal to any court from the decision of the arbitration panel. In addition, neither party shall have any right to commence or maintain any suit or legal proceeding concerning a dispute hereunder until the dispute has been determined in accordance with the arbitration procedure provided for herein and then only for enforcement of the award rendered in such arbitration. Pending settlement of any dispute, the parties shall abide by their obligations under this Agreement without prejudice to a final adjustment in accordance with an award rendered in an arbitration settling such dispute.

SECTION 11.9  FURTHER ASSURANCES

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

SECTION 11.10  WAIVER

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

SECTION 11.11  SCHEDULES

         (a) The disclosures in the schedules, and those in any supplement thereto, relate only to the representations and warranties in the section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the schedules (other than an exception expressly set forth as such in the schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

SECTION 11.12  ASSIGNMENTS, SUCCESSORS AND NO THIRD-PARTY RIGHTS

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties; provided, however, that the parties may freely assign their rights and/or obligations under this Agreement to an Affiliate, subject to remaining liable for their obligations hereunder.

SECTION 11.13  SEVERABILITY

         Any provision of this Agreement that is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable shall be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable, so long as the material purposes of this Agreement can be determined and effectuated. Should any provision of this Agreement be so declared invalid, illegal or unenforceable, the Parties shall agree on a valid provision to substitute it.

SECTION 11.14  SECTION HEADINGS, CONSTRUCTION

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Article" or "Section" or "Articles" or "Sections" refer to the corresponding Article or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

SECTION 11.15  TIME OF ESSENCE

         With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

SECTION 11.16  GOVERNING LAW

         This Agreement will be governed by the laws of New York State without regard to conflicts of laws principles; except that the legal transfer of the Shares and Minority Interest shall be governed by the laws of Mexico.

SECTION 11.17  COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

SECTION 11.18  ENTIRE AGREEMENT

         This Agreement, including the Schedules, constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes any existing agreements between them whether oral or written. The terms of this Agreement shall only be amended, modified or supplemented as set forth herein or in a writing signed by or on behalf of all the parties.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

EVI WEATHERFORD, INC.


By: John Coble
         Senior Vice President


PRIDECOMEX HOLDING, S.A. DE C.V.


By:   John Coble
         Authorized Signatory



TUBOS DE ACERO DE MEXICO, S.A.


By:      Felix Todd - Cristian Mitrani
         Attorneys-in-fact


TAMSIDER S.A. DE C.V.


By:      Felix Todd - Cristian Mitrani
         Attorneys-in-fact

                                   SCHEDULE 1
                                   DEFINITIONS


"AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, through the ownership of voting securities or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"BEST EFFORTS" means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as reasonably expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in an adverse change in the benefits to such Person under this Agreement and the Contemplated Transactions.

"BEST KNOWLEDGE", when referred to a Person, means the knowledge of such Person obtained during the course of such Person's duties and activities and after due inquiry of and consultation with the directors and executive officers of the Companies or Buyer, as the case may be.

"BREACH", a "Breach" of a representation, warranty, covenant, obligation or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"BUSINESS DAY", means any day of the week on which banks are open for business in New York, New York and Mexico City.

"BUYER", as defined in the first paragraph of this Agreement.

"BUYER LOSSES", as defined in Section 10.2.

"CLEARANCES", means decisions by the Comision Federal de Competencia and the Comision de Nacional Inversiones Extranjeras authorizing the parties to consummate the transaction herein agreed.

"CLOSING", as defined in Section 2.3.

"CLOSING DATE", means the date and time as of which the Closing actually takes place.

"COMPANIES", means the Company and the Subsidiary.

"COMPANY", means T.F. de Mexico, S.A. de C.V.

"COMPANY CONDITION", as defined in Section 3.3.

"COMPANY RELEASED PARTIES", as defined in Section 10.10.

"CONTEMPLATED TRANSACTIONS", means all of the transactions contemplated by this Agreement, including: (a) the sale of the Shares by Seller to Buyer; (b) the sale of the Minority Interest by an Affiliate of Seller to a designee of Buyer;
(c) the payment of the Purchase Price and the Intercompany Debt by Buyer; (d) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement; and (e) Buyer's acquisition and ownership of the Shares and exercise of control over the Companies.

"CONTRACT", means any agreement, contract, arrangement, commitment, understanding, indenture, note, instrument, lease, mortgage, franchise, license, obligation, promise, or undertaking , whether express or implied, oral or written, to which a Person is a party or bound or to which its properties or assets are subject.

"DAMAGES", means any and all liabilities, losses, damages, demands, assessments, claims, costs and expenses (including interest, awards, judgments, penalties, settlements, fines, costs or remediation, diminutions in value, costs and expenses incurred in connection with investigating and defending any claims or causes of action (including, without limitation, attorneys' fee and expenses and all fees and expenses of consultants and other professionals)):

"ENCUMBRANCE", means any charge, claim, mortgage, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership or other rights of any third Person of any nature whatsoever.

"FINANCIAL STATEMENTS", as defined in Section 3.5.

"GAAP", means generally accepted accounting principles in the United Mexican States, applied on a consistent basis throughout periods covered by the Financial Statements.

"GOVERNMENTAL BODY", means any arbitrator, court, administrative or regulatory agency, commission, department, board or bureau or body or other government or authority or instrumentality or any entity or Person exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature of or pertaining to the governments of the United Mexican States.

"INTERCOMPANY DEBT", means the sum of 1,550,000 United States Dollars owed by the Company to Compania Mersin de Panama, which sum shall be paid by Tamsa on its due date, thus becoming creditor of the Company for such amount.

"LEASE AGREEMENT", means the Contrato de Arrendamiento, entered into by the Company, as lessor, and TF de Mexico, S.A. de C.V., as lessee, on September 30, 1993, as amended.

"LEGAL REQUIREMENT", means any Mexican federal, state, local or municipal or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, statute or treaty in force in the United Mexican States.

"MANAGEMENT SERVICES AGREEMENT", means the agreement between the Company and Tubos de Acero de Mexico S.A., an Affiliate of Seller, for the provision by the latter to the former of certain administrative and corporate services.

"MANUFACTURE AGREEMENT", as defined in Section 11.1.

"MINORITY INTEREST", means forty (40) shares issued by the Subsidiary.

"ORDER", means any award, decision, injunction, judgment, order, ruling, subpoena or verdict entered, issued, made or rendered by any Governmental Body.

"ORDINARY COURSE OF BUSINESS" an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and
(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"ORGANIZATIONAL DOCUMENTS", means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"PERSON", means any individual, business, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PROCEEDING", means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, procedural or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body.

"PURCHASE PRICE", means the price set forth in Section 2.2(a).

"REPRESENTATIVE", means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants and financial advisors.

"SELLER", as defined in the first paragraph of this Agreement.

"SELLER LOSSES", as defined in Section 10.4

"SHARES", as defined in the Recitals of this Agreement.

"SUBSIDIARY", means Inmobiliaria Industrial de Veracruz, S.A. de C.V.

"SURVIVAL PERIOD", as defined in Section 10.1

"TAMSA", means Tubos de Acero de Mexico S.A.

"TAX" and "TAXES", means all Mexican, U.S. and other state, local, municipal, international, foreign and other taxes, charges, fees, duties, levies, imposts, customs or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, profits share, license, lease, service, service use, value added, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, premium, property, windfall profits, or other taxes, fees, assessments, customs, duties, levies, imposts, or charges of any kind whatsoever, together with any interests, penalties, additions to tax, fines or other additional amounts imposed thereon or related thereto but excluding any taxes, charges, fees, duties, levies, imposts, customs or other assessments that are payable by Grant Prideco, S.A. de C.V. pursuant to the Lease.

"TAX RETURN", means any return (including any information return), declaration, report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

"$", means United States Dollars.